Exhibit 99.1

GeoMet Announces Financial and Operating Results for the Quarter and Six Months Ended June 30, 2014

Houston, Texas—August 15, 2014—GeoMet, Inc. (OTCQ: GMET; NASDAQ: GMETP) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and six months ended June 30, 2014.

Financial and Operating Results

On May 12, 2014, we closed the sale of substantially all of our remaining assets (the “Asset Sale”). As a result of the Asset Sale, we have classified all of the assets related to our gas properties as Assets related to discontinued operations and all related liabilities as Liabilities related to discontinued operations, both in the Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 2014. Additionally, the related operating activities are presented as discontinued operations in the Condensed Consolidated Statements of Operations (Unaudited) for the quarter and six months ended June 30, 2014 and 2013.

Quarter Ended June 30, 2014

For the quarter ended June 30, 2014, GeoMet reported net income available to common stockholders of $57.7 million, or $1.42 per fully diluted share. Included in net income available to common stockholders for the quarter ended June 30, 2014 were non-cash charges of $0.7 million for accretion of preferred stock and $0.6 million for paid-in-kind (“PIK”) dividends paid on preferred stock. For the quarter ended June 30, 2013, GeoMet reported a net income available to common stockholders of $40.5 million, or $1.00 per fully diluted share. Included in net income available to common stockholders for the quarter ended June 30, 2013 were charges of $0.5 million for accretion of preferred stock and $1.4 million for PIK dividends paid on preferred stock.

For the quarter ended June 30, 2014, GeoMet reported income from discontinued operations of $60.3 million, net of tax of $0.7 million, or $1.49 per fully diluted share. Included in income from discontinued operations was a $61.8 million gain resulting from the Asset Sale. For the quarter ended June 30, 2013, GeoMet reported income from discontinued operations of $43.8 million, net of tax of $0, or $1.08 per fully diluted share. Included in income from discontinued operations was a $37.1 million gain resulting from the June 2013 sale of our Alabama assets.

Six Months Ended June 30, 2014

For the six months ended June 30, 2014, GeoMet reported net income available to common stockholders of $57.3 million, or $1.41 per fully diluted share. Included in net income available to common stockholders for the six months ended June 30, 2014 were non-cash charges of $1.3 million for accretion of preferred stock and $1.2 million for PIK dividends paid on preferred stock. For the six months ended June 30, 2013, GeoMet reported a net income available to common stockholders of $33.1 million, or $0.82 per fully diluted share. Included in net income available to common stockholders for the six months ended June 30, 2013 were charges of $1.0 million for accretion of preferred stock and $2.4 million for PIK dividends paid on preferred stock.

For the six months ended June 30, 2014, GeoMet reported income from discontinued operations of $62.3 million, net of tax of $0.7 million, or $1.54 per fully diluted share. Included in income from discontinued operations was a $61.8 million gain resulting from the Asset Sale. For the six months ended June 30, 2013, GeoMet reported income from discontinued operations of $39.2 million, net of tax of $0, or $0.97 per fully diluted share. Included in income from discontinued operations was a $37.1 million gain resulting from the June

2013 sale of our Alabama assets.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are volatility of future natural gas prices, our estimate of the sufficiency of our existing capital sources and our ability to raise additional capital to fund cash requirements for future operations. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission (“SEC”). Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

Through the closing of the Asset Sale, GeoMet was engaged in the production of natural gas from coal seams (“coalbed methane”). Prior to the Asset Sale, our core area of operations were the Central Appalachian Basin of Virginia and West Virginia.

For more information please contact Tony Oviedo, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller, at (713) 287-2262 or toviedo@geometcbm.com.

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Expenses:
Depreciation, depletion and amortization	$—	$34,639	$113,817	$69,011
General and administrative	917,519	1,408,521	1,947,123	2,406,754
Lease termination costs	427,722	—	427,722	—
Restructuring costs	—	17,396	—	87,584
Total operating expenses	1,345,241	1,460,556	2,488,662	2,563,349

Other expense	(1,669)	(6,697)	(20,203)	(35,345)

Income tax expense	6,250	6,250	12,500	12,500

Discontinued operations	60,327,228	43,843,152	62,344,289	39,225,929

Net income	$58,974,068	$42,369,649	$59,822,924	$36,614,735

Accretion of Preferred Stock	(705,165)	(532,836)	(1,349,909)	(1,026,373)
Paid in-kind dividends on Preferred Stock	(552,915)	(1,367,488)	(1,152,790)	(2,443,173)
Cash dividends paid on Preferred Stock	(490)	(568)	(1,058)	(1,201)

Net income available to common stockholders	$57,715,498	$40,468,757	$57,319,167	$33,143,988

Net income per common share—basic and diluted:
Continuing operations	$(0.07)	$(0.08)	$(0.13)	$(0.15)
Discontinued operations	1.49	1.08	1.54	0.97
Total	$1.42	$1.00	$1.41	$0.82

Weighted average number of common shares:
Basic and diluted	40,515,020	40,477,411	40,514,561	40,467,149

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2014	December 31, 2013
ASSETS

Current Assets:
Cash and cash equivalents	$24,978,808	$8,108,272
Assets related to discontinued operations	2,833,774	—
Other current assets	137,715	3,593,547
Total current assets	27,950,297	11,701,819
Property and equipment—net	—	42,329,051
Other noncurrent assets	—	769,384
TOTAL ASSETS	$27,950,297	$54,800,254

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Liabilities related to discontinued operations	$2,298,769	$—
Current portion of long-term debt	—	71,550,000
Derivative liability—natural gas contracts	—	834,151
Asset retirement obligations	669,817	265,470
Income taxes payable	709,719	—
Other current liabilities	289,024	8,271,695
Total current liabilities	3,967,329	80,921,316
Asset retirement obligations	—	8,915,407
Derivative liability—natural gas contracts	—	709,571
Other long-term accrued liabilities	—	113,434
TOTAL LIABILITIES	3,967,329	90,659,728
Series A Convertible Redeemable Preferred Stock	45,907,692	43,404,993
Stockholders’ deficit	(21,924,724)	(79,264,467)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$27,950,297	$54,800,254

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Net cash (used in) provided by operating activities	$(7,020,576)	$6,346,181

Net cash provided by investing activities	95,442,170	60,258,020

Net cash used in financing activities	(71,551,058)	(62,305,020)

Increase in cash and cash equivalents	16,870,536	4,299,181

Cash and cash equivalents at beginning of period	8,108,272	7,234,225

Cash and cash equivalents at end of period	$24,978,808	$11,533,406